Registration No. 333-61354

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	38-3041398
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 International Circle, Suite 3500
Hunt Valley, Maryland

(410) 427-1700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Omega Healthcare Investors, Inc.

2000 Stock Incentive Plan
(Full title of the plan)

C. Taylor Pickett
Chief Executive Officer
200 International Circle, Suite 3500
Hunt Valley, Maryland

(410) 427-1700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eliot W. Robinson
Bryan Cave LLP
1201 West Peachtree Street, NW
Atlanta, GA 30309
(404) 572-6600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This post-effective amendment relates to the Registration Statement on Form S-8 (the “Registration Statement”) filed by Omega Healthcare Investors, Inc. (the “Company”) with the Securities and Exchange Commission: File No. 333-61354 registering 3,500,000 shares of common stock, par value $.10 per share, of the Company, issuable pursuant to the Company’s 2000 Stock Incentive Plan (the “Plan”).

As a result of the Plan, this amendment is being filed to deregister any and all unsold securities registered pursuant to, and to terminate the effectiveness of, the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a post-effective amendment on Form S-8 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hunt Valley, State of Maryland on February 7, 2014.

OMEGA HEALTHCARE INVESTORS, INC.

By: /s/ C. Taylor Pickett

C. Taylor Pickett
Chief Executive Officer and President

Note: No other person is required to sign this post-effective amendment to the Registration Statement in reliance on Rule 478 of the Security Act of 1933.

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